EXHIBIT 10.2

Amendment No. 5 to the
Weingarten Realty Investors
Supplemental Executive Retirement Plan

WHEREAS, Weingarten Realty Investors (the “Employer”) sponsors the Weingarten Realty Investors Supplemental Executive Retirement Plan (the “Plan”); and

WHEREAS, the purpose of the Plan is to supplement the retirement benefit provided under the terms of the Weingarten Realty Retirement Plan, as amended (the “Pension Plan”) for selected eligible employees; and

WHEREAS, the Employer desires to amend the Plan as provided herein;

NOW, THEREFORE, the Employer amends the Plan as follows, effective as of January 1, 2012, or as otherwise stated herein:

1.    Section 1.1 of the Plan is hereby amended, to be and read as follows:

1.1
Account. The bookkeeping accounts established for each Participant as provided in Section 5.1 hereof. A Participant may have one or both of the following Accounts established on his or her behalf, as applicable:

(a)	Pre-2012 Account, holding Employer Credits attributable to participation in the Plan prior to January 1, 2012 and interest as determined and credited under Section 5.2(b).

(b)	Post-2011 Account, holding Employer Credits attributable to participation in the Plan on and after January 1, 2012 and interest as determined and credited under Section 5.2(b).

2.    Section 3.1 of the Plan is hereby amended, to be and read as follows:

3.1    Employer Credits.

(a)
In General. Prior to January 1, 2012, the Employer Credit to the Account of each Participant shall be such amount each Plan Year which is designed to provide the Participant a supplemental retirement benefit at Retirement Age equal to the benefit determined under paragraph (b) or (c) of this Section 3.1, as applicable (the “Supplemental Benefit”), which shall be calculated as an actuarially determined level amount that amortizes the unfunded present value of the Supplemental Benefit described below over the period remaining until the Participant attains Retirement Age. Effective January 1, 2012, the Employer Credit to the Account of each Participant shall be determined under paragraph (d) of this Section 3.1. If a Participant terminates employment and is subsequently re-

employed, the date on which he or she is designated as an Eligible Employee following re-employment shall be the date on which participation commences for purposes of this Section 3.1; prior participation and the prior participation commencement date shall be disregarded.

(b)
Participants Who Commence Participation Prior to January 1, 2007. The provisions of this Section 3.1(b) are effective with respect to Participants who commence participation in the Plan prior to January 1, 2007. Any Employer Credits to which a Participant is entitled under this Section 3.1(b) shall be credited to the Participant’s Pre-2012 Account.

(i)
Service. With respect to Participants to whom this Section 3.1(b) applies, service with the Employer on and after such Participant’s date of hire shall be considered for purposes of this Section 3.1(b).

(ii)
Supplemental Benefit for Participants Hired Before January 1, 2002. With respect to Participants to whom this Section 3.1(b) applies who are hired before January 1, 2002, the Supplemental Benefit shall be equal to the excess of:

(A)
the projected retirement benefit to which the Participant would have been entitled at Retirement Age if such benefit were calculated without giving effect to the benefit and compensation limitations imposed by the Code if such benefit were calculated under the Pension Plan's defined benefit formula in effect December 31, 2001 (“Defined Benefit Formula”) but applying the definition of Earnings contained herein; over

(B)
the projected retirement benefit payable to the Participant under the Pension Plan's cash balance formula (“Cash Balance Formula”) at Retirement Age or, for Participants in the Pension Plan's Transition Group, the Pension Plan's Defined Benefit Formula at Retirement Age.

(iii)
Supplemental Benefit for Participants Hired On or After January 1, 2002. With respect to Participants to whom this Section 3.1(b) applies who are hired on or after January 1, 2002, the Supplemental Benefit shall be equal to the excess of:

(A)
the projected retirement benefit to which the Participant would have been entitled at Retirement Age if such benefit were calculated without giving effect to the benefit and compensation limitations imposed by the Code if such benefit were calculated under the Pension Plan's Cash Balance Formula in effect April 1, 2002 but applying the definition of Earnings contained herein; over

(B)	the retirement benefit payable to the Participant under the Pension Plan's Cash Balance Formula at Retirement Age.

(c)
Participants Who Commence Participation On and After January 1, 2007. The provisions of this Section 3.1(c) are effective with respect to Participants who commence participation in the Plan on and after January 1, 2007. Any Employer Credits to which a Participant is entitled under this Section 3.1(c) shall be credited to the Participant’s Pre-2012 Account.

(i)
Service. With respect to a Participant to whom this Section 3.1(c) applies, an Employer Credit to the Account of such Participant shall be made only for each year of service with the Employer with which the Participant is credited on and after the date on which such a Participant commences participation in the Plan; provided, however, that if Section 3.1(c)(iii) applies to a Participant, the calculation of such Participant’s Employer Credit for a Plan Year shall consider all service that is considered under the Pension Plan for calculating such Participant’s annual cash balance credit thereunder for such Plan Year.

(ii)	Supplemental Benefit for Transition Group. With respect to Participants to whom this Section 3.1(c) applies who are in the Transition Group, the Supplemental Benefit shall be equal to the excess of:

(A)
the projected retirement benefit to which the Participant would have been entitled at Retirement Age if such benefit were calculated without giving effect to the benefit and compensation limitations imposed by the Code if such benefit were calculated under the Pension Plan's Defined Benefit Formula in effect December 31, 2001 but applying the definition of Earnings contained herein; over

(B)	the projected retirement benefit payable to the Participant under the Pension Plan's Defined Benefit Formula at Retirement Age.

(iii)
Supplemental Benefit for Participants Not in the Transition Group. With respect to Participants to whom this Section 3.1(c) applies who are not in the Transition Group, the Supplemental Benefit shall be equal to the excess of:

(A)
the projected retirement benefit to which the Participant would have been entitled at Retirement Age if such benefit were calculated without giving effect to the benefit and compensation limitations imposed by the Code if such benefit were calculated under the Pension Plan's Cash Balance Formula in effect April 1, 2002 but applying the definition of Earnings contained herein; over

B)	the projected retirement benefit payable to the Participant under the Pension Plan's Cash Balance Formula at Retirement Age.

(d)
Benefit Accrual On and After January 1, 2012. Notwithstanding the provisions of Sections 3.1(b) and (c) hereof, the provisions of this Section 3.1(d) are effective with respect to all Participants on and after January 1, 2012. The Employer Credit for a Plan Year under this Section 3.1(d) shall be an amount equal to the excess of:

(i)
the Service Credit (as defined under the Pension Plan) to which the Participant would be entitled for such Year under the Pension Plan’s Cash Balance Formula, determined without giving effect to the benefit and compensation limitations imposed by the Code but applying the definition of Earnings contained herein; over

(ii)	the Participant’s actual Service Credit determined under the Pension Plan’s Cash Balance Formula for such Year.

All Employer Credits to which a Participant is entitled under this Section 3.1(d) shall be credited to the Participant’s Post-2011 Account.

(e)
Deferral Contribution Account. The Administrator shall maintain a Deferral Contribution Account for each Participant who has made elective deferrals to the Plan. The initial balance in each Deferral Contribution Account shall be determined, as of December 31, 2003, by the Administrator. Each Deferral Contribution Account shall be adjusted thereafter to reflect interest at the rate specified in Section 5.2(b), distributions and any other appropriate adjustments as administratively determined in the discretion of the Administrator. A Participant shall be entitled to the amount credited to the Participant's Deferral Contribution Account in addition to the Supplemental Benefit provided hereunder. A Participant's Deferral Account shall not be considered part of such Participant's funded Supplemental Benefit for purposes of determining the amount of Employer Credits under this Section 3.1, but shall be payable at the time a Participant's Supplemental Benefit is payable.

3.    Section 3.2 of the Plan, regarding the “last day” employment requirement is hereby deleted from the Plan and replaced with the following, effective September 1, 2012:

3.2    [Reserved.]

4.    Section 5.1 of the Plan is hereby amended to be and read as follows:

5.1	Bookkeeping Accounts. The Administrator shall establish and maintain a Pre-2012 Account and a Post-2011 Account, as may be applicable, for each Participant.

5.    Section 5.2 of the Plan is hereby amended to be and read as follows:

5.2    Adjustment and Crediting of Accounts.

(a)
The Administrator shall adjust the amounts credited to each Participant’s Account to reflect Employer Credits, distributions, interest, and any other appropriate adjustments. Such adjustments shall be made as administratively determined in the discretion of the Administrator.

(b)	Interest Credit.

(i)
In General. While a Participant is employed, the interest credited to the Participant’s Pre-2012 Account shall be a fixed rate of return assumption equal to seven and one-half percent (7.5%) annually, and the interest credited to a Participant’s Post-2011 Account shall be equal to the “interest credit” rate applicable for the determination period under Section 5.7 of the Pension Plan, as such Section may be amended from time to time.

(ii)	Interest Credit Following Separation from Service.

(A)
Separation from Service Due to Retirement, Early Retirement, Death, or Disability. If a Participant separates from service due to Retirement, Early Retirement, death, or Disability, the interest credited to the Participant’s Accounts following separation from service shall continue at the applicable rates specified in Section 5.2(b)(i), until the Accounts are fully distributed.

(B)
Other Separation from Service. If a vested Participant separates from service for a reason other than Retirement, Early Retirement, death, or Disability, the interest credited to such Participant’s Accounts following separation from service, commencing with the year in which the separation occurs, shall be the 90-day LIBOR interest rate plus one-half of one percent (.5%). For this purpose, the 90-day LIBOR interest rate shall be such rate as of December 31 each year. Such rate shall continue to apply to the Accounts until the Accounts are fully distributed.

(iii)
Re-employment. If a vested, terminated Participant becomes re-employed and commences participation following re-employment, the interest credited to the Accounts established for the Participant attributable to the period of participation following re-employment shall be as provided in paragraph 5.2(b)(i).

(iv)	Any rate of return assumption described in this Section 5.2(b) may be changed on a prospective basis by the Administrator in its discretion.

IN WITNESS WHEREOF, Weingarten Realty Investors has caused this instrument to be executed by its duly authorized officer this 10th day of August, 2012, effective as of January 1, 2012, or as otherwise provided herein.

Weingarten Realty Investors

By:	/s/ Stephen C. Richter
Stephen C. Richter

Its (Title):	Executive Vice President/CFO